UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) November 17, 2016

Juniper Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34501	770422528
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Innovation Way, Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 745-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 17, 2016, the Board of Directors (the “Board”) of Juniper Networks, Inc. (the “Company”), acting upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Committee”), amended and restated the Company’s bylaws (the “Amended Bylaws”) to implement a “proxy access” procedure for stockholder director nominations. Article I, Section 2.5 of the Amended Bylaws permits a stockholder, or a group of up to 20 stockholders, to include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board, whichever is greater; provided that:

•	the nominating stockholder(s) owns a number of shares representing 3% or more of the outstanding shares of the Company entitled to vote in the election of directors;

•	the nominating stockholder(s) has owned that number of shares continuously for at least three years; and

•	the nominating stockholder(s) and their director nominee(s) otherwise satisfy the requirements of Article I, Section 2.5(iii) of the Amended Bylaws.

The Amended Bylaws also contain other conforming and clarifying changes that are largely administrative, including, without limitation, (i) changes to other sections of the Amended Bylaws to account for the adoption of proxy access and (ii) changes to conform the use of defined terms. In addition, Section 3.15 of the Amended Bylaws was revised to more closely align the requirements for director independence to what is required by the Company’s primary stock exchange and the Securities and Exchange Commission.

The proxy access procedure will first be available to stockholders in connection with the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”). To nominate a director under the proxy access procedure for the 2017 Annual Meeting, a notice must be received by the secretary of the Company at the principal executive offices of the Company by December 6, 2016 (i.e. not later than the one hundred and twentieth (120th) day nor earlier than the one hundred and fiftieth (150th) day before the one-year anniversary of the date on which the Company first mailed its proxy materials for the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”)). If the date of the 2017 Annual Meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of 2016 Annual Meeting, then, for the notice to be timely delivered, it must be received by the secretary not earlier than the close of business on the 120th day prior to the 2017 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2017 Annual Meeting or (ii) the tenth (10th) day following the day on which public announcement of the 2017 Annual Meeting is first made.

The Board has proactively adopted these amendments ahead of the 2017 Annual Meeting as a reflection of the Board’s commitment to corporate governance practices that it believes are in the best interests of our stockholders.

The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is filed as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Items

In November 2015, the Company received a stockholder proposal (the “Stockholder Proposal”) requesting that the Board take steps necessary so that each voting requirement in the Company’s restated certificate of incorporation and bylaws that calls for a greater than simple majority vote be eliminated. The Stockholder Proposal received the support of a majority of our stockholders at the 2016 Annual Meeting.

In response to the shareholder support for the Stockholder Proposal, on November 17, 2016, the Board, acting upon the Committee’s recommendation, adopted an amendment to the Company’s restated certificate of incorporation (the “Restated Charter”), subject to stockholder approval, to reduce the supermajority vote thresholds set forth in the Restated Charter to a majority vote threshold. The proposed amendment to the Restated Charter will be presented to the Company’s stockholders for approval at the 2017 Annual Meeting. You should refer to the proxy statement for the 2017 Annual Meeting for more information.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Juniper Networks, Inc. effective November 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

November 18, 2016	By:	/s/ Brian M. Martin
Name: Brian M. Martin
Title: Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Juniper Networks, Inc. effective November 17, 2016.